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                                                                     EXHIBIT 5.1


                      [PORTER & HEDGES, L.L.P. LETTERHEAD]


                                  June 3, 2004


Mission Resources Corporation
1331 Lamar Street, Suite 1455
Houston, Texas 77010-3039

Gentlemen:

      We have acted as counsel for Mission Resources Corporation, a Delaware corporation (the "Company"), and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of (i) the offer and exchange by the Company (the "Exchange Offer") of $130,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2011 (the "Outstanding Notes"), for a new series of notes bearing substantially identical terms and in like principal amount (the "New Notes") and (ii) the guarantees (the "Guarantees") certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Subsidiary Guarantors") of the Outstanding Notes and the New Notes. The Outstanding Notes were issued, and the New Notes will be issued, under an Indenture dated as of April 8, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Trustee"). The Exchange Offer will be conducted on the terms and conditions set forth in the Exchange and Registration Rights Agreement dated as of April 8, 2004 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors and Guggenheim Capital Markets, LLC, acting on behalf of itself and as the representative of the several initial purchasers of the Outstanding Notes, and the prospectus contained in the Registration Statement to which this opinion is an exhibit.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the Registration Rights Agreement and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

      Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the New Notes (in the form examined by us) have been duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered upon consummation of the Exchange
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Mission Resources Corporation
June 3, 2004
Page 2


Offer against receipt of Outstanding Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Indenture and the Registration Rights Agreement, (i) the New Notes will be legally issued and will constitute valid and binding obligations of the Company, and (ii) the Guarantees of the Subsidiary Guarantors will be valid and binding obligations of such subsidiaries.

      Our opinions expressed above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. Furthermore, (a) we express no opinion regarding the validity or effect of any provision relating to severability or separability or purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts and (b) certain of the waivers included in the Indenture relating to the guaranties by the Subsidiary Guarantors may be unenforceable in whole or in part.

      In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the New Notes, the execution and delivery by each of the Subsidiary Guarantors of the Indenture, the performance by the Company and each of the Subsidiary Guarantors of its obligations under the Indenture and the New Notes, do not and will not violate or constitute a default under any agreement or instrument to which the Company or any Subsidiary Guarantor or its properties is subject.

      We are members of the bar of the State of Texas. The opinions expressed herein are limited exclusively to the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                          Very truly yours,

                                          /s/ Porter & Hedges, L.L.P.

                                          PORTER & HEDGES, L.L.P.